UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 8, 2021

Quest Diagnostics Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

001-12215	16-1387862
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Plaza Drive
Secaucus, NJ	07094
(Address of principal executive offices)	(Zip Code)

(973) 520-2700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DGX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

In August 2021, ReproSource, a subsidiary of Quest Diagnostics Incorporated, experienced a data security incident in which an unauthorized party may have accessed or acquired protected health information and personally identifiable information of ReproSource patients. Quest Diagnostics’ systems were not impacted by this incident.

In connection with the incident, ReproSource discovered the presence of ransomware, quickly contained the ransomware, and securely restored operations. It also immediately launched an investigation and retained cybersecurity experts to determine the cause and scope of the incident, and promptly notified law enforcement.

While the investigation did not confirm that the unauthorized party acquired data in the incident, ReproSource has begun notifying individuals whose personal information may have been accessed. Based on its analysis to date, ReproSource estimates that data accessed may contain personal information of approximately 350,000 patients.

Quest Diagnostics maintains cybersecurity insurance and does not believe this incident will have a material impact on its business, results of operations or financial condition.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

October 8, 2021

QUEST DIAGNOSTICS INCORPORATED

By: /s/ William J. O’Shaughnessy, Jr.

William J. O’Shaughnessy, Jr.

Deputy General Counsel and Secretary